UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ x ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2019, Energy Fuels Inc. (the “Company”) renewed its Controlled Equity OfferingSM Sales Agreement by entering into a renewed, replacement sales agreement (as renewed and replaced, the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “Lead Agent”), H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC (each an “Agent”, together with Cantor, the “Agents”) pursuant to which the Company may continue to sell from time to time, at its option the common shares, through the Agents, in their capacities as sales agents (the “ATM Offering Program”). The sale of the common shares, if any, will be made under the Company’s previously filed registration statement on Form S-3 (File No. 333-228158) (the “Registration Statement”), by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

The renewed Sales Agreement was entered into to continue the Company’s existing ATM Offering program because the Company’s prior sales agreement with Cantor dated December 23, 2016 expired on May 5, 2019 along with the Company’s existing shelf registration statement on Form S-3, as amended (File No. 333-210782) which became effective on May 5, 2016.

Subject to the terms and conditions of the Sales Agreement, the Lead Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, LLC to sell on the Company’s behalf all of the common shares requested to be sold by the Company. The Lead Agent will offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and the Lead Agent. The Company will designate the maximum amount of common shares to be sold through the Lead Agent on a daily basis or otherwise determine such maximum amount together with the Lead Agent. The Company may instruct the Lead Agent not to sell common shares if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or the Lead Agent may suspend the offering of common shares being made through the Lead Agent under the Sales Agreement upon proper notice to the other parties.

The aggregate compensation payable to the Lead Agent, on behalf of the Agents, shall be no more than 3% of the gross sales price of the common shares sold through the Lead Agent pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The Company is not obligated to make any sales of common shares under the Sales Agreement. The offering of common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by the Company or by an Agent, only with respect to itself, under the circumstances specified in the Sales Agreement, including by giving the other parties ten (10) days’ notice.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common shares discussed herein, nor shall there be any offer, solicitation, or sale of the common shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

In connection with entering into the renewed Sales Agreement, the Company has filed a prospectus supplement to its effective Registration Statement, thereby replacing its existing prospectus supplement which expired on May 5, 2019. The prospectus supplement was filed to continue the Company’s existing ATM Offering Program because the Company’s existing shelf registration statement on Form S-3, as amended (File No. 333-210782) which was brought effective on May 5, 2016 and the existing related prospectus supplement filed on November 11, 2018 for $24,500,000, expired on May 5, 2019. Pursuant to the prospectus supplement, the Company may, at its discretion from time to time, sell up to $24,500,000 of common shares under its ATM Offering Program. This prospectus supplement replaces the expiring existing prospectus supplement.

The Company also filed a separate prospectus supplement to continue to register the issuance of the Company’s common shares issuable upon the exercise of warrants. The Company previously registered 4,168,750 common shares issuable upon exercise of the warrants on September 20, 2016 pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-210782), which was brought effective on May 5, 2016 and expired on May 5, 2019.

Item 9.01. Exhibits.

Exhibit	Description
1.1	Sales Agreement by and among Energy Fuels Inc., Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC, dated May 6, 2019
5.1	Legal Opinion of Borden Ladner Gervais LLP with respect to the ATM prospectus supplement
5.2	Legal Opinion of Borden Ladner Gervais LLP with respect to the warrant prospectus supplement
23.1	Consent of Borden Ladner Gervais LLP with respect to the ATM prospectus supplement (contained in Exhibit 5.1)
23.2	Consent of Borden Ladner Gervais LLP with respect to the warrant prospectus supplement (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: May 6, 2019	By: /s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel
and Corporate Secretary